EXHIBIT 15.1
Consent of Maples and Calder
CNinsure Inc.
21/F, Yinhai Building
No. 299 Yanjiang Zhong Road
Guangzhou, Guangdong 510110
People’s Republic of China
15 May, 2009
Dear Sirs,
Re: CNinsure Inc. (the “Company”)
We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, which will be filed with the Securities and Exchange Commission in the month of May 2009.
Yours faithfully,

/s/ Maples and Calder
Maples and Calder